Exhibit 4.26(b)

Execution Version

Dated __________________

the person listed as the "Released Party" in Schedule 1

as the Released Party

and

SANKATY EUROPEAN INVESTMENTS III S.Á.R.L.

as the Collateral Agent

DEED OF DISCHARGE, RELEASE AND
REASSIGNMENT

Allen & Gledhill LLP

One Marina Boulevard #28-00 Singapore 018989

Tel: +65 6890 7188 | Fax +65 6327 3800

allenandgledhill.com

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This Deed is made on _________________ between:

(1)	The person listed in Schedule 1 (Released Security Document), as the released party (the "Released Party"); and

(2)	SANKATY EUROPEAN INVESTMENTS III S.Á.R.L. as the collateral agent (the "Collateral Agent").

Whereas:

(A)	By the Financing Agreement, the Released Party entered into the Released Security Document.

(B)	The Collateral Agent has agreed to release the Released Charged Assets from the Security created by the Released Security Document on the terms of this Deed.

It is agreed as follows:

1.	Definitions and interpretation

1.1	Financing Agreement

In this Deed (including the recitals above), defined expressions in the Released Security Document shall have the same meaning when used in this Deed unless the context otherwise requires or unless otherwise defined in this Deed.

1.2	Definitions

In this Deed (including the recitals above):

"Financing Agreement" means the financing agreement dated 6 February 2020 and entered into between (1) the Released Party, as borrower, (2) SANKATY EUROPEAN INVESTMENTS III S.Á.R.L., as lender, (3) SANKATY EUROPEAN INVESTMENTS III S.Á.R.L., as administrative agent and (4) the Collateral Agent, as collateral agent.

"Party" means a party to this Deed.

"Released Charged Assets" means the assets from time to time subject, or expressed to be subject to, the Released Charges or any of those assets.

"Released Charges" means all or any of the Security created or expressed to be created by or pursuant to the Released Security Document.

"Released Security Document" means the security instrument listed in Schedule 1 entered into in connection with the Financing Agreement.

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1.3	Third party rights

(a)	Unless expressly provided to the contrary in this Deed, a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act, Chapter 53B of Singapore (the "Third Parties Act") to enforce or to enjoy the benefit of any term of this Deed.

(b)	Notwithstanding any term of this Deed, the consent of any person who is not a Party is not required to rescind or vary this Deed at any time.

(c)	Any person referred to in Clause 5 (Authorisation) may enforce and/or enjoy the benefit of any term of this Deed which expressly confers rights on it pursuant to the Third Parties Act.

1.4	Construction

Unless a contrary indication appears, any reference in this Deed to the "Financing Agreement", the "Released Security Document" or any other agreement or instrument is a reference to the Financing Agreement, the Released Security Document or other agreement or instrument as amended, novated, supplemented, extended or restated from time to time (in each case, however fundamental and whether or not more onerous), including any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under the Financing Agreement, the Released Security Document or other document or security.

2.	Release and revocation

Subject to Clause 3 (Saving provisions):

(a)	In consideration of the Obligations having been irrevocably paid and satisfied in full, the Collateral Agent hereby:

(i)	releases and discharges the Released Charged Assets from the Released Charges;

(ii)	retransfers, reassigns and releases to the Released Party all the Released Charged Assets subject to the Released Charges created by the Released Party, freed and discharged from the Released Charges;

(iii)	releases and discharges the Released Party from all liabilities, obligations and undertakings under or pursuant to, and from all claims whatsoever under or in respect of the Released Security Document;

(iv)	confirms that this Deed also serves as written consent for the revocation and/or amendment of any instructions contained in any and all notices served in connection with the Released Security Document, and authorises the Released Party to give notice (at the Released Party's cost and expense) on behalf of the Collateral Agent of the retransfers, reassignments and/or releases under this Deed to any person on whom notice of any security interest created by the Released Security Document was served; and

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(v)	agrees that it will, as soon as practicable but in any event no later than 20 Business Days from the date of this Deed (subject to any extension agreed upon by the Released Party in writing), and at the Released Party’s cost and expense, return all deliverables, share certificates, stock transfer forms and other documents of title held by it in relation to the Released Security Document and listed in Schedule 2 (List of deliverables) to the Released Party (or as they may otherwise direct).

(b)	The Released Party, with the consent of the Collateral Agent, hereby revokes each power of attorney contained in the Released Security Document to which it is a party and every power and authority thereby conferred provided that nothing herein shall affect the validity of any act or thing by the Collateral Agent or any other person pursuant to such power of attorney, prior to the execution of this Deed.

3.	Saving provisions

(a)	No provision of this Deed shall terminate or impair any obligation of any party to a Released Security Document that by its terms expressly survives termination or release of that Released Security Document.

(b)	If any payment by the Released Party or any discharge given by the Collateral Agent (whether in respect of the obligations of any person or any Security for those obligations or otherwise) is avoided or reduced as a result of insolvency or any similar event:

(i)	the liability of the Released Party and the Released Charges shall continue as if the payment, discharge, avoidance or reduction had not occurred; and

(ii)	the Collateral Agent shall be entitled to recover the value or amount of that Security or payment from the Released Party, as if the payment, discharge, avoidance or reduction had not occurred.

4.	Cost and expenses

The Released Party shall, within five Business Days of a written demand by the Collateral Agent, pay to the Collateral Agent, the amount of all reasonable costs and expenses (including legal fees) reasonably incurred by them in connection with the preparation and execution of this Deed and the release of the Released Charges.

5.	Authorisation

(a)	The Released Party, with the consent of the Collateral Agent, authorises Allen & Gledhill LLP ("A&G") or any person designated by A&G to:

(i)	lodge with BizFile+, the statement(s) of satisfaction of registered charge relating to the Released Charges with such statement(s) specifying with such statement(s) specifying:

(A)	the “Nature of Satisfaction” as “Total Discharge”; and

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(B)	the “Charge Status” as “Remove from Register”; and

(ii)	following the completion of the lodgement of such statement(s) of satisfaction of registered charge, to remove the Released Party from A&G's client list on BizFile+.

(b)	Nothing in this Clause 5 shall be construed as creating a client-solicitor relationship between the Released Party and A&G.

6.	Counterparts

This Deed may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Deed.

7.	Governing law

This Deed shall be governed by Singapore law.

8.	Enforcement

Clause 24 (Enforcement) of the Released Security Document applies to this Deed mutatis mutandis as if it were expressly incorporated herein, and as if references therein to "this Deed" are references to this Deed.

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Schedule 1

Released Security Document

No.	Description of instrument	Charge No.	Released Party
1.	Security agreement dated 13 February 2020 and entered into between (1) GRINDROD SHIPPING PTE. LTD., as chargor and (2) SANKATY EUROPEAN INVESTMENTS III S.Á.R.L., as collateral agent.	C202001793	GRINDROD SHIPPING PTE. LTD. (UEN: 200407212K)

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Schedule 2

List of deliverables

1.	Security Agreement

(a)	Signed but undated letter of resignation of Finbarr Timothy O’Connor;

(b)	Signed but undated letter of resignation of Martyn Richard Wade;

(c)	Signed but undated letter of resignation of Sandro Patti;

(d)	Signed but undated letter of resignation of Stephen William Griffiths;

(e)	Signed but undated letter of resignation of Yvette Renee Kingsley-Wilkins;

(f)	Five (5) undated share transfer forms signed by the Released Party;

(g)	Undated Proxy signed by Martyn Richard Wade;

(h)	Share Certificate no. 1 for 50 Ordinary Shares in the Company dated 25 July 2011;

(i)	Share Certificate no. 3 for 50 Ordinary Shares in the Company dated 28 September 2012;

(j)	Share Certificate no. 4 for 29,166,500 Ordinary Shares in the Company dated 12 December 2013;

(k)	Share Certificate no. 7 for 234,680 Ordinary Shares in the Company dated 28 February 2014;

(l)	Share Certificate no. 12 for 129,578 Ordinary Shares in the Company dated 27 March 2014;

(m)	Share Certificate no. 13 for 1,215,973 Ordinary Shares in the Company dated 5 May 2014;

(n)	Share Certificate no. 16 for 5,037,594 Ordinary Shares in the Company dated 21 May 2014;

(o)	Share Certificate no. 19 for 3,126,785 Ordinary Shares in the Company dated 10 March 2015;

(p)	Share Certificate no. 22 for 5,211,297 Ordinary Shares in the Company dated 5 August 2015;

(q)	Share Certificate no. 25 for 6,253,493 Ordinary Shares in the Company dated 4 September 2015;

(r)	Share Certificate no. 28 for 7,705,000 Ordinary Shares in the Company dated 21 October 2015;

(s)	Share Certificate no. 31 for 2,010,000 Ordinary Shares in the Company dated 22 January 2016;

(t)	Share Certificate no. 37 for 2 “B” Ordinary Shares in the Company dated 13 Feb 2020;

(u)	Share Certificate no. 40 for 9,155,550 Preference Shares in the Company dated 14 Feb 2020

(v)	Share Certificate no. 41 for 59,642,500 “A” Ordinary Shares in the Company dated 14 Feb 2020; and

(w)	Share Certificate no. 42 for 9,087,225 Preference Shares in the Company dated 14 Feb 2020.

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IN WITNESS WHEREOF THIS DEED has been executed as a deed by the Parties and is intended to be and is hereby delivered as a deed by the Parties on the date specified above.

The Released Party

EXECUTED and DELIVERED as a DEED

for and on behalf of

GRINDROD SHIPPING PTE. LTD.

by:

/s/ Stephen William Griffiths

Director

Name: Stephen William Griffiths

in the presence of

/s/ Yvette Renee Kingsley-Wilkins

Director / Secretary / Witness*

Name: Yvette Renee Kingsley-Wilkins

* delete accordingly

SIGNATURE PAGES – DEED OF DISCHARGE

The Collateral Agent

SIGNED, SEALED and DELIVERED as a DEED

for and on behalf of

SANKATY EUROPEAN INVESTMENTS IIIS.A.R.L

/s/ Sally Dornaus

Designation:Class A Manager

Name: Salty Dornaus

in the presence of

/s/ David Dornaus

Witness

Name David Dornaus

SIGNED.SEALED and OEUVERED as a DEED

for and on behalf of

SANKATY EUROPEAN INVESTMENTS IIIS.A.R.L

/s/ Myleen Tapawan Basilio

Designation: Cllss B Manager

Name: Myleen Tapawan Basilio

in the presence of

/s/ Erwin Basilio
Witness

Name: Erwin Basilio

The Collateral Agent

SIGNED, SEALED and DELIVERED as a DEED

for and on behalf of

SANKATY EUROPEAN INVESTMENTS IIIS.A.R.L.

Designation: Class A Manager

Name: Sally Domaus

in the presence of

witness

Name:

SIGNED, SEALED and DELIVERED as a DEED

for and on behalf of

SANKATY EUROPEAN INVESTMENTS Ill S.A.R.L.

Designation: Class B Manager

Name: Myleen Tapawan Basilio

in the presence of

Witness

Name: Erwin

SIGNATURE PAGES - DEED OF DISCHARGE